EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

South State Bank (Columbia, South Carolina)

SCBT Capital Trust I

SCBT Capital Trust II

SCBT Capital Trust III

TSB Statutory Trust I

SAVB Capital Trust I

SAVB Capital Trust II